UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of Earliest Event Reported)
                                 April 17, 2002

                         REALITY WIRELESS NETWORKS, INC.
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             (Exact name of registrant as specified in its charter)

           Nevada                   000-26369                88-0422026
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(State or other jurisdiction       (Commission             (IRS Employer
     of incorporation)             File Number)         Identification No.)


            120 W. Campbell Ave., Suite E, Campbell, California 95008
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               (Address of principal executive offices) (Zip Code)

                                 (408) 379-3822
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              (Registrant's telephone number, including area code)


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         (Former name or former address, if changed since last report.)






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Item 5.  Other Events and Regulation FD Disclosure

NEW DIRECTOR

         On April 17, 2002, Victor Romero, the Company's President and Chief Operations Officer, was appointed to the Board of Directors of the Company.

REVERSE STOCK SPLIT

         On April 24, 2002, the Board of Directors of the Company unanimously approved, effective May 7, 2002 (the "Effective Date"), a 1-for-2 reverse stock split of the all of the issued and outstanding shares of common stock (the "Common Stock") of the Company (the "Reverse Stock Split") held by shareholders as of the close of business of the Company on May 26, 2002, and a simultaneous amendment to the Company's Articles of Incorporation to decrease the number of authorized shares of Common Stock of the Company from 50,000,000 to 25,000,000. The number of shares of preferred common stock authorized to be issued by the Company will remain unaffected.

         Except for an adjustment which may result from the rounding up of fractional shares as described below, each shareholder will hold the same percentage of Common Stock outstanding immediately following the Reverse Stock Split as each shareholder did immediately prior to the Reverse Stock Split. The Reverse Stock Split will be effected by an amendment to the Company's Articles of Incorporation, as amended, substantially in the form attached to this Form 8-K as Exhibit 99.1 (the "Reverse Stock Split Amendment"), and will become effective on May 7, 2002 (the "Effective Date"). The following discussion is qualified in its entirety by the full text of the Reverse Stock Split Amendment, which is hereby incorporated by reference herein.

         On the Effective Date, each two shares of Common Stock issued and outstanding will automatically be reclassified and converted into one share of Common Stock. Fractional shares of Common Stock will not be issued as a result of the Reverse Stock Split, but instead, any fractional shares will be rounded up to the nearest whole share. Each shareholder immediately before the Reverse Stock Split will continue to be a shareholder immediately after the Reverse Stock Split.

         The Board of Directors of the Company may elect terminate effectiveness of the Reverse Stock Split Amendment prior to May 7, 2002, if the Board of Directors determines that filing the Reverse Stock Split Amendment would not be in the best interest of the Company and its shareholders. In addition, the Board of Directors may make any and all changes to the Reverse Stock Split Amendment prior to May 7, 2002, that it deems necessary to give effect to the intents and purposes of the Reverse Stock Split.

REASONS FOR THE REVERSE STOCK SPLIT

         The primary purpose of the Reverse Stock Split is to reduce the number of outstanding shares of Common Stock so that the Common Stock outstanding after giving effect to the Reverse Stock Split better reflects the Company's valuation and provides a more manageable capital structure for the growth and future financing of the Company. There can be no assurance that, following the Reverse Stock Split the Company's valuation will be properly reflected, the Reverse Stock Split will result in an increase in the price per share of the Common Stock or that any increase in the price will be proportional to the decrease in the number of outstanding shares. Nevertheless, in the event the Reverse Stock Split results in an increase in the price per share of the Company's Common Stock, any increase in the price per share may increase the liquidity of the Common Stock. The Company believes that an increase in its stock price may either (i) increase demand for its common stock or (ii) expand the number of parties that could potentially purchase the Company's Common Stock. In this regard, the Reverse Stock Split is also being effected in part, because any increase in the price of the Company's Common Stock may (i) make shares of the
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Company's common stock more attractive to potential investors who associate higher stock prices with stability, and (ii) make it easier for the Company to issue shares of the Company's common stock in connection with acquisitions, as potential investors and acquisition candidates may be more favorably inclined to acquire securities for which there is an active trading market.

         The Company also believes that the current per share price level of the Company's Common Stock has reduced the effective marketability of the Company's shares because of the reluctance of many brokerage firms to recommend low priced stock to their clients. Certain investors view low-priced stock as unattractive (although certain other investors may be attracted to low-priced stock because of the greater trading volatility sometimes associated with such securities). In addition, a variety of brokerage house policies and practices tend to discourage individual brokers within those firms from dealing in low-priced stock. Some of those policies and practices pertain to the payment of brokers commissions and to time-consuming procedures that function to make the handling of low-priced stocks unattractive to brokers from an economic standpoint.

         In addition, since brokerage commissions on low-priced stock generally represent a higher percentage of the stock price than commissions on higher priced stock, the current share price of the Common Stock can result in individual shareholders paying transaction costs (commissions, markups, or markdowns) which report a higher percentage of their total share value than would be the case if the share price were substantially higher. This factor also may limit the willingness of institutions to purchase the Common Stock at its current low share price. For the reasons set forth above, the Board of Directors believes that the Reverse Stock Split will enhance the Company's flexibility in the future for financing and capitalization needs.

         There can be no assurance, however, that the Reverse Stock Split will have any of the foregoing effects. Additionally, there can be no assurance that the total market capitalization of the Common Stock after the Reverse Stock Split will be equal to the total market capitalization before the Reverse Stock Split or that the market price following the reverse stock split will either exceed or remain in excess of the current market price.

EFFECT OF THE REVERSE STOCK SPLIT PROPOSAL

         Although the Company intends to file the Reverse Stock Split Amendment with the Nevada Secretary of State's office prior to May 7, 2002, the effectiveness of such filing will not occur until May 7, 2002. The Board of Directors may, however, elect to terminate, revise or delay the effectiveness of, the Reverse Stock Split Amendment, if the Board of Directors determines that filing the Reverse Stock Split Amendment would not be in the best interest of the Company and its shareholders.

         After the Reverse Stock Split, each holder of Common Stock as of the close of business of the Company on May 6, 2002, shall own one-half as many shares (but the same percentage of the outstanding shares) as such shareholder owned before the Reverse Stock Split; provided, however, that any fractional share shall be rounded upward to the nearest whole share. Each shareholder of the Company immediately before the Reverse Stock Split will continue to be a shareholder immediately after the Reverse Stock Split. The number of shares of Common Stock that may be purchased upon the exercise of outstanding options, warrants, and other securities convertible into, or exercisable or exchangeable for, shares of Common Stock, (collectively, "Convertible Securities") and the per share exercise or conversion prices thereof, will be adjusted appropriately as of the Effective Date, so that the aggregate number of shares of Common Stock issuable in respect of Convertible Securities immediately following the Effective Date will be one-half of the number issuable in respect thereof immediately prior to the Effective Date, and the aggregate exercise or conversion prices thereunder shall remain unchanged.

         The Reverse Stock Split does not materially affect the proportionate equity interest in the Company of any holder of Common Stock or the relative
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rights, preferences, privileges or priorities of any such stockholder.

         The par value of the Common Stock will remain at $.001 per share following the Reverse Stock Split, and the number of shares of the Common Stock outstanding will be reduced from approximately 9,602,964 shares to 4,801,482 shares. As a consequence, the aggregate par value of the outstanding Common Stock will be reduced, while the aggregate capital in excess of par value attributable to the outstanding Common Stock for statutory and accounting purposes will be correspondingly increased. The Reverse Stock Split will not affect the Company's total shareholders' equity. If the Reverse Stock Split is effected, all share and per share information would be retroactively adjusted following the Effective Date to reflect the Reverse Stock Split for all periods presented in future filings.

         The combination and reclassification of shares of Common Stock pursuant to the Reverse Stock Split will occur automatically on May 7, 2002, without any action on the part of shareholders of the Company. Every two (2) shares of issued Common Stock will be automatically converted and reclassified into one
(1) share of post-Split Common Stock, and any fractional interests resulting from such reclassification will be rounded upward to the nearest whole share.

         As of the Effective Date, each certificate representing shares of Common Stock outstanding prior to the Effective Date will be deemed, for all corporate purposes, to evidence ownership of the number of shares of Common Stock into which the shares of Common Stock evidenced by such certificate have been converted by the Reverse Stock Split. Holders of Common Stock who, nevertheless, want new certificates representing shares of Common Stock giving effect to the Reverse Stock Split may tender their share certificates to the Company's transfer agent for exchange. Certificates representing shares of Common Stock will be issued in due course as old certificates are tendered for transfer or exchange with the Company's transfer agent, Pacific Stock Transfer Company. Pacific Stock Transfer Company's address is: 500 E. Warm Springs, Suite 240, Las Vegas, Nevada 89119.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The following summary of material U.S. federal income tax considerations regarding the Reverse Stock Split is based on current law, is for general information only and is not tax advice. The tax treatment of a shareholder with respect to the Reverse Stock Split will vary depending on his or her particular situation, and this discussion does not purport to deal with all aspects of U.S. federal income taxation that may be relevant to particular shareholders in light of their personal investment or tax circumstances or to certain types of shareholders (such as dealers in securities, insurance companies, foreign individuals and entities, financial institutions, shareholders holding securities as part of a conversion transaction or a hedge or hedging transaction or as a position in a straddle for tax purposes, and tax-exempt entities) who may be subject to special treatment under the federal income tax laws. This discussion also does not consider the effect of any state, local, foreign or other tax laws that may be applicable.

         The information in this section is based on the Internal Revenue Code of 1986, as amended (the "Code"), current, temporary and proposed Treasury Regulations thereunder, the legislative history of the Code, judicial decisions, and current administrative rulings and practices of the Internal Revenue Service (the "IRS") (including its practices and policies as expressed in certain private letter rulings which are not binding on the IRS except with respect to the particular taxpayers who requested and received such rulings), all as in effect on the date hereof. No assurance can be given that future legislation, Treasury Regulations, administrative interpretations and practices and/or court decisions will not adversely affect existing interpretations. Any such change could apply retroactively to transactions preceding the date of the change. No ruling from the IRS with respect to the matters discussed herein has been requested. Thus, no assurance can be provided that the statements set forth
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herein (which are, in any event, not binding on the IRS or courts) will not be challenged by the IRS or will be sustained by a court if so challenged.

SHAREHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISERS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE REVERSE STOCK SPLIT, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES TO THEM OF THE REVERSE STOCK SPLIT AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

         The Company believes that the Reverse Stock Split would be a tax-free recapitalization under Code Section 368(a)(1)(E) to the Company and, except as discussed below, to its stockholders to the extent that outstanding shares of Common Stock are exchanged for a reduced number of shares of Common Stock. If the Reverse Stock Split qualifies as a recapitalization under Code Section 368(a)(1)(E), except as discussed below, no gain or loss should be recognized by a shareholder who receives only Common Stock upon the Reverse Stock Split. The aggregate tax basis of the shares of Common Stock held by a shareholder following the Reverse Stock Split will equal the shareholder's aggregate basis in the Common Stock held immediately prior to the Reverse Stock Split and generally will be allocated among the shares of Common Stock held following the Reverse Stock Split on a pro-rata basis. Shareholders who have used the specific identification method to identify their basis in shares of Common Stock combined in the Reverse Stock Split should consult their own tax advisors to determine their basis in the post-Reverse Stock Split shares of Common Stock received in exchange therefor. Shares of Common Stock received by a shareholder should have the same holding period as the Common Stock surrendered, provided that all such shares of Common Stock were held by the shareholder as capital assets on the Effective Date. Although not free from doubt, the results described above should apply to a shareholder who receives a portion of his or her Common Stock as a result of the rounding up of a fractional share to a whole share. However, it is possible that the receipt of additional Common Stock due to rounding could be wholly or partly taxable.

Item 7. Financial Statements and Exhibits

(c) Exhibits

99.1    Certificate (amending Articles of Incorporation).


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           REALITY WIRELESS NETWORKS, INC.
                                                (Name of Registrant)



Date:  April 26, 2002                       By: /s/ Victor Romero
                                                --------------------------------
                                                Victor Romero, President
                                                and Chief Operations Officer


                                INDEX TO EXHIBITS

Exhibit Number      Description
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99.1                Certificate (amending Articles of Incorporation).

                                       5